EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Andrew J. McLean, Chief Executive Officer of Lands’ End, Inc. (the “Company”) and Bernard McCracken, Interim Chief Financial Officer, Vice President, Controller and Chief Accounting Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the second quarter ended July 28, 2023 (the “Report”).

Each of the undersigned hereby certifies that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew J. McLean
Andrew J. McLean
Chief Executive Officer
(Principal Executive Officer)
August 31, 2023

/s/ Bernard McCracken
Bernard McCracken
Interim Chief Financial Officer
Vice President, Controller and Chief Accounting Officer
(Principal Financial Officer)
August 31, 2023